As filed with the Securities and Exchange Commission on November 6, 2001.
                                                      Registration No. ________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                              BECKMAN COULTER, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

                               Delaware 95-1040600
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

          4300 North Harbor Boulevard, Fullerton, California 92834-3100
                    (Address of principal executive offices)
                               -------------------

           BECKMAN COULTER, INC. EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the plan)
                               -------------------

                              William H. May, Esq.
                  Vice President, General Counsel and Secretary
                              Beckman Coulter, Inc.
                           4300 North Harbor Boulevard
                        Fullerton, California 92834-3100
                     (Name and address of agent for service)
                               -------------------

   Telephone number, including area code, of agent for service: (714) 871-4848
                               -------------------



                         CALCULATION OF REGISTRATION FEE


 ---------------------- ------------------- ------------------ ------------------- ----------------
                                            Proposed           Proposed
                                            maximum            maximum
 Title of               Amount              offering           aggregate           Amount of
 securities             to be               price              offering            registration
 to be registered       registered          per unit           price               fee
 ---------------------- ------------------- ------------------ ------------------- ----------------


 Deferred               $13,500,000         100%               $13,500,000(2)      $3,375(2)
 Compensation
 Obligations(1)
 ---------------------- ------------------- ------------------ ------------------- ----------------

 (1) The Deferred Compensation Obligations being registered are general unsecured obligations of Beckman Coulter, Inc. (the "Company") to pay deferred compensation in the future to participating members of a select group of management or highly compensated employees in accordance with the terms of the Beckman Coulter, Inc. Executive
     Deferred Compensation Plan, as amended (the "Plan").
 (2) Estimated solely for purposes of determining the registration fee.

     The Exhibit Index for this Registration Statement is at page S-3.
 ==================================================================================================


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT*


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents of the Company filed with the Commission are incorporated herein by reference:

(a) The Company's Form S-8 Registration Statement filed with respect to the Plan on December 18, 1998 (registration number 333-69249);

(b) Annual Report on Form 10-K, as amended, for the Company's fiscal year ended December 31, 2000;

(c) Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 31, 2001 and June 30, 2001; and

(d)  Current Report on Form 8-K dated June 12, 2001.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the original issuance of Deferred Compensation Obligations registered hereby is passed on for the Company by William H. May, Vice President, General Counsel and Secretary of the Company. Mr. May is compensated by the Company as an employee, is the beneficial owner of shares of the Company's Common Stock, is the holder of options to acquire shares of the Company's Common Stock, and is an Eligible Employee and entitled to participate in the Plan.

ITEM 6.       EXHIBITS

        See the attached Exhibit Index on page S-3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on November 2, 2001.

                       BECKMAN COULTER, INC.


                       By: /S/ JOHN P. WAREHAM
                         -----------------------------------------------
                         John P. Wareham
                       Its:  Chairman of the Board, President
                             and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John
P. Wareham, Amin I. Khalifa, and Fidencio M. Mares, or each of them individually, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                        DATE


/S/ JOHN P. WAREHAM
_______________________    Chairman of the Board, President   November 2, 2001
John P. Wareham            and Chief Executive Officer
                          (Principal Executive Officer)

/S/ AMIN I. KHALIFA
_______________________    Vice President, Finance and        November 2, 2001
Amin I. Khalifa            Chief Financial Officer
                          (Principal Financial Officer)


                                     Page S-1

/S/ JAMES B. GRAY
_______________________    Director/Controller                November 1, 2001
James B. Gray              Principal Accounting Officer)


/S/ HUGH K. COBLE
_______________________        Director                       November 2, 2001
Hugh K. Coble


_______________________        Director                       November __, 2001
Peter B. Dervan , Ph.D.


/S/ RONALD W. DOLLENS
_______________________        Director                       November 2, 2001
Ronald W. Dollens


/S/ CHARLES A. HAGGERTY
_______________________        Director                       November 2, 2001
Charles A. Haggerty


/S/ GAVIN S. HERBERT
_______________________        Director                       November 2, 2001
Gavin S. Herbert


_______________________        Director                       November __, 2001
Van B. Honeycutt


_______________________        Director                       November __, 2001
William N. Kelley, M.D.


_______________________        Director                       November __, 2001
Risa J. Lavizzo-Mourey, M.D.


_______________________        Director                       November __, 2001
C. Roderick O'Neil


/S/ BETTY WOODS
_______________________        Director                       November 2, 2001
Betty Woods

                                                 EXHIBIT INDEX

Exhibit
NUMBER                DESCRIPTION

4.1 Beckman Coulter, Inc. Amended and Restated Executive Deferred Compensation Plan dated October 28, 1998, effective as of September 1, 1998 (incorporated by reference to Exhibit 4.1 of Beckman Coulter Inc.'s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 1998, Registration No. 333-69249).

4.2 Beckman Coulter, Inc. Executive Deferred Compensation Plan Appendix Concerning Saphire, Inc.

4.3 Beckman Coulter, Inc. Executive Deferred Compensation Plan, Amendment 2000-1, dated October 19, 2000 (incorporated by reference to Exhibit 10.1 of Beckman Coulter Inc.'s Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 2000, File No. 001-10109).

4.4 Beckman Coulter, Inc. Executive Deferred Compensation Plan, Amendment 2000-2, dated October 19, 2000 (incorporated by reference to Exhibit 10.1 of Beckman Coulter Inc.'s Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 2000, File No. 001-10109).

4.5 Beckman Coulter, Inc. Executive Deferred Compensation Plan, Amendment2001-1, dated November 1, 2001.

4.6 Rights Agreement, dated as of March 28, 1989, between Beckman Instruments, Inc. and Morgan Shareholder Services Trust Company, as Rights Agent, filed as Exhibit 4 to Beckman Instruments, Inc.'s Form 8-K dated April 13, 1989, and incorporated herein by this reference.

4.7 First Amendment to Rights Agreement, dated as of June 24, 1992, between Beckman Instruments, Inc. and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), filed as Exhibit 1 to Beckman Instruments, Inc.'s Form 8-K dated July 1, 1992, and incorporated herein by this reference.

5.             Opinion of Company Counsel (opinion re legality).

15.            KPMG LLP Letter Regarding Unaudited Financial Information.

23.1           Consent of KPMG LLP (consent of independent auditors).

23.2           Consent of Company Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").